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ADOPTED: May 20, 1993                                              EXHIBIT T3B-3



                              FINEVEST FOODS, INC.
                        Incorporated Under the Law of the
                                State of Delaware

                                     BY-LAWS

                                    ARTICLE I

                                    OFFICES.

                  The registered office of the Corporation in Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, in the State of Delaware, and The Corporation Trust Company shall be the resident agent of the corporation in charge thereof. The corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS.

                  Section 1. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time as the Board of Directors or the Executive Committee may determine by resolution in such city and state and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Restated Certificate of Incorporation.

                  Section 2. Special Meetings. Special Meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of a majority of the outstanding shares of


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capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

                  Section 3. Notice of Meetings. Notice of the time and place of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the corporation at least ten (10) days' but not more than sixty (60) days' before the day of the meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

                  Section 4. Quorum. Any number of stockholders, together holding at least a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-laws.

                  Section 5. Adjournment. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may


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be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

                  Section 6. Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the holders of all classes of the Corporation's capital stock, arranged in alphabetical order and showing the address of each stockholder and the number of shares owned by each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

                  Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any stockholders' meeting which shall have been transferred on the books of the corporation within twenty (20) days next preceding the date of such meeting. At all meetings of stockholders all matters, except as otherwise provided by statute or in the Certificate of Incorporation, shall be determined by a majority vote of the stockholders present in person or by proxy and entitled to vote. All voting shall be by ballot.

                  Section 8. Record Date. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall


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go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, after such record date fixed as aforesaid.

                  Section 9. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                   DIRECTORS.

                  Section 1. Number. The number of directors which shall constitute the whole Board shall not be more than nine, with the exact number of directors to be determined from time to time by resolution of the Board.


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                  Section 2. Classes. The directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the Restated Certificate of Incorporation of the Corporation.

                  Section 3. Election; Term. The election and term of directors shall be as provided in the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

                  Section 4. Removal; Resignation. A director may be removed with cause by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.
                  Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

                  Section 5. Vacancies. Vacancies in the Board of Directors shall be filled as provided in the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

                  Section 6. Annual Meeting. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.


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                  Section 7. Special Meetings. Special meetings of the Board of
Directors may be called by the Chairman of the Board of Directors or by the President or by any two directors at any time.

                  Section 8. Place of Meeting. Meetings of the Board of Directors may be held at the principal office of the corporation, or at such place as shall be determined in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

                  Section 9. Business Transacted. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

                  Section 10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Restated Certificate of Incorporation or these By-laws.


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                  Section 11. Compensation. The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                  Section 12. Action Without A Meeting. The Board of Directors or any committee designated by the Board of Directors shall, except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, have power to act in the following manner: A resolution in writing, signed by all of the members of the Board of Directors, or any committee, shall be deemed to be action by such Board or committee to the effect therein expressed with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the corporation to record any such resolution in the minutes of proceedings of the Board of Directors or committee.

                  Section 13. Telephone Meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                   COMMITTEES.

                  Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to


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hold office during the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

                  Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

                  Any person ceasing to be a director shall cease to be a member of the Executive Committee.

                  Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

                  Section 2. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

                  Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

                  Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if


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no time be specified, at the time of its receipt by the President or Secretary.
The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

                  Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

                  Section 5. Books and Records. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

                  Section 6. Place of Meeting. A committee may hold its meetings at the principal office of the corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.

                  Section 7. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.


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                                    ARTICLE V

                                    OFFICERS.

                  Section 1. Numbers and Titles. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

                  Section 2. Election; Term of Office; Qualifications. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors, if any, and the President shall be directors of the corporation, and should either one of them cease to be a director, he shall likewise cease to hold such office. More than two offices may be held by the same person.

                  Section 3. Other Officers. Other officers, including one or more additional vice-presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

                  Section 4. Removal. Any officer of the corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

                  Section 5. Resignation. Any officer of the corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.


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                  Section 6. Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

                  Section 7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

                  Section 8. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he shall be present.

                  Section 9. President. The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He shall be the chief operating officer of the corporation, and shall have the general direction of the business affairs and property of the corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

                  Section 10. Vice Presidents. The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.


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                  Section 11. Secretary. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these by-laws.

                  Section 12. Treasurer. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

                                   ARTICLE VI

                                 CAPITAL STOCK.

                  Section 1. Certificates of Shares. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the President or one of the Vice-Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or


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signatures shall have been used thereon have not ceased to be such officer or officers of the corporation.

                  Section 2. Stock Book. The name of each person owning a share of the capital stock of the corporation shall be entered on the books of the corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the corporation shall be transferable on the books of the corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. A record shall be made of each transfer.

                  The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

                  Section 3. Lost Certificates. The holder of any stock of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of the certificates therefor. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other


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liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State Delaware.

                                   ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

                  The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the corporation, or as reserves, or for other proper purposes of the corporation, and, subject to the requirements of the Restated Certificate of Incorporation, to determine whether any part of the surplus or net profits of the corporation, if any, shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS.

                  Section 1. Fiscal Year. The fiscal year of the corporation shall commence on the first day of January and end on the thirty-first day of December.

                  Section 2. Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 3. Notices. Except as otherwise expressly provided, any notice required by these By-Laws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the corporation, or by telegraphing or cabling


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the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

                  Section 4. Waiver of Notice. Any stockholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these by-laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

                  Section 5. Checks; Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation in such manner as shall from time to time be designated by resolution of the Board of Directors.

                  Section 6. Deposit of Funds. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the corporation may be endorsed for deposit, assigned and delivered by any officer of the corporation or by such agents of the corporation as the Board of Directors or the President may authorize for that purpose.

                  Section 7. Power to Act. Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the corporation is a stockholder and to execute a proxy to any other person to represent the corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and


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may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

                  Section 8. Indemnification. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS.

                  Section 1. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors when such power is conferred upon the Board of Directors by the Restated Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.


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